EXHIBIT 5


                                Jenkens & Gilchrist                AUSTIN, TEXAS
                            A PROFESSIONAL CORPORATION             (512) 4993800
                                                               CHICAGO, ILLINOIS
                                  1401 MCKINNEY                   (312) 425-3900
                                   SUITE 2700                      DALLAS, TEXAS
                            HOUSTON, TEXAS 77010-4034             (214) 855-4500
                                                         LOS ANGELES, CALIFORNIA
                                 (713) 951-3300                   (310) 820-8800
                           FACSIMILE (713) 951-3800           NEW YORK, NEW YORK
                                                                  (212) 704-6000
 Donald W. Brodsky               www.jenkens.com            PASADENA, CALIFORNIA
  (713) 951-3341                                                  (626) 578-7400
dbrodsky@jenkens.com                                          SAN ANTONIO, TEXAS
                                                                  (210) 246-5000
                                                                WASHINGTON, D.C.
                                                                  (202) 326-1500
                                  June 7, 2004

Denbury Resources Inc.
Attention:  Mr. Phil Rykhoek
5100 Tennyson Parkway, Suite 3000
Plano, Texas  75024

     Re:  Denbury Resources Inc. - Registration Statement on Form S-8

Gentlemen:

     We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on or about June 7, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,500,000 shares of the $0.001 par value common stock (the "Common Stock") of the Company that may be issued by the Company under the Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan (the "Plan").

     You have requested an opinion with respect to certain legal aspects of the issuance of the Common Stock. In connection therewith, we have examined and relied upon originals, or copies identified to our satisfaction, of (1) the Restated Certificate of Incorporation, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan, issuance of the Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, (4) the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content of the Registration Statement, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

     (1) the Common Stock to be issued in the future under the Plan will be duly issued and sold in accordance with the terms of the Plan, and pursuant to the terms of awards issued under and in accordance with the terms of the Plan,

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance of Common Stock to be issued pursuant to awards granted under the Plan, and

     (3) the consideration for the Common Stock issued pursuant to exercise of awards issued under the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Common Stock, we are of the opinion that the Common Stock issued or sold in accordance with the terms of the Plan, and pursuant to awards issued under and in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon unofficial compilations thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                  Respectfully submitted,

                                  Jenkens & Gilchrist
                                  A Professional Corporation


                                  By:   /s/ Donald W. Brodsky
                                        --------------------------
                                        Donald W. Brodsky
                                        Authorized Signatory